Exhibit 4(c)



                             BARNEYS NEW YORK, INC.
                           EMPLOYEE STOCK OPTION PLAN



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                                TABLE OF CONTENTS
                                                                           PAGE


1.         Purposes..........................................................1

2.         Stock Subject to the Plan.........................................1

3.         Administration....................................................2

4.         Eligibility.......................................................3

5.         Option Price and Payment..........................................3

6.         Terms of Options and Limitations on the Right of Exercise.........5

7.         Termination of Employment.........................................6

8.         Exercise of Options...............................................8

9.         Use of Proceeds...................................................8

10.        Non-Transferability of Options....................................8

11.        Adjustment of Shares; Effect of Certain Transactions..............8

12.        Right to Terminate Employment....................................10

13.        Purchase for Investment..........................................10

14.        Issuance of Stock Certificates; Legends; Payment of Expenses.....10

15.        Withholding Taxes................................................11

16.        Listing of Shares and Related Matters............................12

17.        Amendment of the Plan............................................12

18.        Termination or Suspension of the Plan............................12

19.        Savings Provision................................................13

20.        Governing Law....................................................13

21.        Partial Invalidity...............................................13

22.        Effective Date...................................................13



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                             BARNEYS NEW YORK, INC.
                           EMPLOYEE STOCK OPTION PLAN

1.         Purposes

                     Barneys New York, Inc., a Delaware corporation (the "Company"), wishes to provide certain of its key employees and certain key employees of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thereby create in such key employees an increased interest in and a greater concern for the welfare of the Company and its subsidiaries.

                     The Company, by means of the Plan, seeks to retain the services of persons now holding key positions and also to secure and retain the services of persons capable of filling such positions.

                     The stock options ("Options") offered pursuant to this Employee Stock Option Plan (the "Plan") are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee.

                     The Options granted under the Plan are intended to be either incentive stock options ("Incentive Options") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not meet the requirements for Incentive Options ("Non-Qualified Options"). The Company makes no warranty, however, as to the qualification of any Option as an Incentive Option.

2.         Stock Subject to the Plan

                     Options granted under the Plan shall be exercisable for shares of common stock, $.01 par value per share, of the Company ("Common Stock"). The total number of shares of Common Stock of the Company authorized for issuance upon the exercise of Options under the Plan (the "Shares") shall not exceed, in the aggregate, 1,750,000 Shares, with no individual optionee to receive in excess of 800,000 Shares upon exercise of Options granted under the Plan, subject to adjustment in accordance with Section 11 of the Plan.

                     Shares available for issuance under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, the Shares covered by such expired or terminated Options may again be subject to an Option under the Plan.

                     Except as provided in Sections 18 and 22 hereof, the Company may, from time to time during the period beginning on March 8, 2000 (the "Effective Date") and ending on March 8, 2010 (the "Termination Date"), grant to certain key employees of the Company, or certain key employees of any subsidiary


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corporation or parent corporation of the Company, Incentive Options and/or
Non-Qualified Options under the terms hereinafter set forth.

                     As used in the Plan, the term "parent corporation" and "subsidiary corporation" shall mean a corporation within the definitions of such terms contained in Sections 424(e) and 424(f) of the Code, respectively.

3.         Administration

                     The board of directors of the Company (the "Board of Directors") shall designate from among its members a stock option committee, which may also be any other committee of the Board of Directors (the "Committee"), to administer the Plan. The Committee shall consist of no fewer than two (2) members of the Board of Directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A majority of the members of the Committee shall constitute a quorum and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors and any vacancy on the Committee at any time may be filled by resolution adopted by the Board of Directors.

                     Any and all powers and functions of the Committee may be exercised at any time and from time to time by the Board of Directors or an executive committee of the Board of Directors (the "Executive Committee"; references below to the Committee shall be deemed to include references to the Board of Directors and the Executive Committee, except as the context otherwise requires); provided, however, that all of the members of the Board of Directors or the Executive Committee, as the case may be, shall be "non-employee directors" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Exchange Act.

                     Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine the key employees to whom Options shall be granted, the time when such persons shall be granted Options, the number of Shares which shall be subject to each Option, the purchase price of each Share which shall be subject to each Option, the period(s) during which such Options shall be exercisable (whether in whole or part), and the other terms and provisions thereof (which need not be identical). In determining the key employees to whom Options shall be granted and the number of Shares for which Options are to be granted to each key employee, the Committee shall give due consideration to the length of service, performance, the amount of earnings and the responsibilities and duties of such person.

                     Subject to the express provisions of the Plan, the Committee also shall have the authority to construe the Plan and the Options granted hereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Options


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(which need not be identical) and to make all other determinations necessary or advisable for administering the Plan. The Committee also shall have the authority to require, in its discretion, as a condition of the granting of any such Option, that the employee agree that in the event of termination of employment of such employee, other than as a result of dismissal without cause or Termination For Good Reason (as defined in Section 7 herein), such employee will not, for a period to be fixed at the time of the grant of the Option, enter into any other employment or participate directly or indirectly in any other business or enterprise which is competitive with the business of the Company or any subsidiary corporation or parent corporation of the Company, or enter into any employment in which such employee will be called upon to utilize special knowledge obtained through employment with the Company or any subsidiary corporation or parent corporation thereof. Any officer of the Company or any subsidiary corporation or parent corporation who is subject to the reporting requirements of Section 16(a) of the Exchange Act (or any successor provision) shall not be entitled to sell or otherwise dispose of any Shares acquired upon the exercise of any Option for a period of six (6) months from the date such Option was granted.

                     Any determination of the Committee on the matters referred to in this Section 3 shall be conclusive.

                     The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or such subsidiary corporation or parent corporation of the Company whose employees have benefited from the Plan, as determined by the Committee. No member or former member of the Board of Directors, the Executive Committee or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Options granted hereunder.

4.         Eligibility

                     Options may be granted only to salaried key employees of the Company or any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, except members of the Committee and Allen I. Questrom.

                     The Plan does not create a right in any person to participate in, or be granted options under, the Plan.

5.         Option Price and Payment

                     The price for each Share purchasable under any Option granted hereunder shall be determined by the Committee in its good faith judgment, but shall not be less than one hundred percent (100%) of the "fair market value" (as defined below) per Share at the date the Option is granted; provided, however, that in the case of an Incentive Option granted to a key employee who, at the time such Option is granted, owns shares of the Company or


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any subsidiary corporation or parent corporation representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation or parent corporation, the purchase price for each Share shall be not less than one hundred ten percent (110%) of the fair market value per Share at the date the Option is granted. In determining the stock ownership of a key employee for any purpose under the Plan, the rules of
Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the key employee and believed by it to be true.

                     For purposes of the Plan, "fair market value," with respect to any date of determination, means:

                     (i) if the Shares are listed or admitted to trading on a national securities exchange in the United States or reported through the NASDAQ Stock Market ("NASDAQ"), then the closing sale price on such exchange or NASDAQ on such date or, if no trading occurred or quotations were available on such date, then on the closest preceding date on which the Shares were traded or quoted; or

                     (ii) if not so listed or reported but a regular, active public market for the Shares exists (as determined in the sole discretion of the Board of Directors, whose decision shall be conclusive and binding), then the average of the closing bid and ask quotations per Share in the over-the-counter market for such Shares in the United States on such date or, if no such quotations are available on such date, then on the closest date preceding such date. For purposes of the foregoing, a market in which trading is sporadic and the ask quotations generally exceed the bid quotations by more than 15% shall not be deemed to be a "regular, active public market."

                     If the Board of Directors determines that a regular, active public market does not exist for the Shares, the Board of Directors shall determine the fair market value of the Shares in its good faith judgment based on the total number of shares of Common Stock then outstanding, taking into account all outstanding options, warrants, rights or other securities exercisable or exchangeable for, or convertible into, shares of Common Stock.

                     Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price therefor in cash; provided, however, that in lieu of cash, the holder of an Option may to the extent permitted by the Committee in its discretion and applicable law, exercise an Option (a) in whole or in part, by delivering to the Company shares of Common Stock of the Company (in proper form for transfer) owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised, the fair market value of the shares of Common Stock so delivered to be determined as of the date immediately preceding the date of exercise, or as otherwise may be required to comply with or conform to the requirements of any applicable law or regulations, or (b) in part, by delivering to the Company an


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executed promissory note on such terms and conditions as the Committee shall determine in its sole discretion; provided, however, that the principal amount of such note shall not exceed ninety percent (90%) (or such other percentage as would be required to comply with applicable margin regulations) of the aggregate purchase price of the Shares then being purchased pursuant to the exercise of such Option.

6.         Terms of Options and Limitations on the Right of Exercise

                     Any Option granted hereunder shall be exercisable at such times, in such amounts and during such period or periods as the Committee shall determine at the date of the grant of such Option, which period or periods shall end, at the discretion of the Committee, not more than ten (10) years after the date of the grant of such Option. Notwithstanding the immediately preceding sentence, in the case of an Incentive Option granted to a person who, at the time such Incentive Option is granted, owns stock of the Company or any subsidiary corporation or parent corporation of the Company representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation or parent corporation of the Company, such Incentive Option shall not be exercisable after the expiration of five (5) years from the date such Incentive Option is granted.

                     The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder. To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

                     Except as otherwise provided under the Code, to the extent that the aggregate fair market value of stock for which Incentive Options (under all stock option plans of the Company and of any parent corporation or subsidiary corporation of the Company) are exercisable for the first time by an employee during any calendar year exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Non-Qualified Options. For purposes of this limitation, (a) the fair market value of stock is determined as of the time the Option is granted, and (b) the limitation will be applied by taking into account Options in the order in which they were granted.

                     In no event shall an Option granted hereunder be exercised for a fraction of a Share or for less than one hundred (100) Shares (unless the number purchased is the total balance for which the Option is then exercisable).

                     A person entitled to receive Shares upon the exercise of an Option shall not have the rights of a stockholder with respect to such Shares until the date of issuance of a stock certificate to him or her for such Shares; provided, however, that until such stock certificate is issued, any holder of an Option using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares of Common Stock.


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7.         Termination of Employment

                     Upon termination of employment of any key employee with the Company and all subsidiary corporations and parent corporations of the Company, any Option previously granted to such employee, unless otherwise specified by the Committee in the Option shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

                     A. if any key employee shall die while in the employ of such corporation or during either the one (1) year or six (6) month period, whichever is applicable, specified in clauses (B) and (C) below, any Option granted hereunder, unless otherwise specified by the Committee in the Option, shall be exercisable for any or all of such number of Shares that such employee is entitled to exercise at the time of death, by the legal representative of such employee or such person who acquired such Option by bequest or inheritance or by reason of the death of such employee, at any time up to and including one
(1) year after the date of death;

                     B. if the employment of any key employee shall terminate by reason of such employee's disability (as described in Section 22(e)(3) of the Code), any Option granted hereunder, unless otherwise specified by the Committee in the Option, shall be exercisable for any or all of such number of Shares that such employee is entitled to exercise at the effective date of termination of employment by reason of disability, at any time up to and including one (1) year after the effective date of such termination of employment;

                     C. if the employment of any key employee shall terminate
(i) by reason of the employee's retirement (at such age or upon such conditions as shall be specified by the Committee), (ii) by the key employee for "good reason" (only if such employee is party to a written employment agreement with the Company or any subsidiary corporation or parent corporation which expressly provides for termination by the key employee for "good reason," and such employee validly terminates his or her employment for "good reason," as such term is defined in the agreement ("Termination For Good Reason")), or (iii) by the employer other than for cause (as defined below), such Option, unless otherwise specified by the Committee in the Option, shall be exercisable for any or all of such number of Shares that such employee is entitled to exercise at the effective date of termination of employment, at any time up to and including six (6) months after the effective date of such termination of employment; and

                     D. if the employment of any employee shall terminate by any reason other than that provided for in clauses (A), (B) or (C) above, such Option, unless otherwise specified by the Committee in such Option shall, to the extent not theretofore exercised, become null and void upon the earlier of (i) the date notice of such termination is provided to such employee or (ii) the effective date of such termination of employment.


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                     None of the events described above shall extend the period of exercisability of the Option beyond the expiration date thereof. If an Option granted hereunder shall be exercised by the legal representative of a deceased grantee or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

                     For purposes of the Plan, the term "for cause" shall mean
(a) with respect to an employee who is a party to a written employment agreement with, or, alternatively, participates in a compensation or benefit plan (other than the Plan) of, the Company or a subsidiary corporation or parent corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment or services thereunder by the Company or such subsidiary corporation or parent corporation of the Company, "for cause" or "cause" as defined therein (if an employee is both party to an employment agreement and participates in such a plan, the definition contained in such employment agreement shall control); or
(b) in all other cases, as determined by the Committee or the Board of Directors, in its reasonable discretion, including, without limitation, (i) the willful act or omission of the employee that causes or may cause material damage to the Company or a subsidiary corporation or parent corporation of the Company;
(ii) the commission by an employee of an act of fraud in the performance of such employee's duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; (iii) conviction of the employee for commission of a felony in connection with the performance of his duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; (iv) the continuing failure of an employee to perform the duties of such employee to the Company or a subsidiary corporation or parent corporation of the Company that has not been cured within 15 days after written notice thereof has been given to the employee by the Committee; or (v) breach of any material employment or other policy of the Company or, if applicable, of a subsidiary corporation or parent corporation.

                     For purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code. If an individual is on leave of absence taken with the consent of the corporation by which such individual was employed, or is on active military service, and is determined to be an "employee" for purposes of the exercise of an Option, such individual shall not be entitled to exercise such Option during such period and while the employment is treated as continuing intact unless such individual shall have obtained the prior written consent of such corporation, which consent shall be signed by the chairman of the board of directors, the president, an executive vice-president or other duly authorized officer of such corporation.

                     A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by the Company to employment by a subsidiary corporation or a parent corporation of the Company or


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(ii) the transfer of an employee from employment by a subsidiary corporation or a parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company.

8.         Exercise of Options

                     Subject to the limitations on exercise referred to in Sections 6 and 7 hereof, Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by giving written notice of exercise to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased and specifying a business day not more than ten (10) days from the date such notice is given for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Sections 13, 14 and 15 hereof, the Company shall cause certificates for the Shares so purchased to be delivered at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise.

9.         Use of Proceeds

                     The cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

10.        Non-Transferability of Options

                     An Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder; provided, however, the Committee may permit, in its sole discretion, and upon terms and conditions satisfactory to it, an option to be transferred to a trust established by the holder for the principal benefit of the holder and surviving members of the holder's immediate family. Except to the extent provided above, Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

11.        Adjustment of Shares; Effect of Certain Transactions

                     Notwithstanding any other provision contained herein, in the event of any change in the Shares subject to the Plan or to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in the capital structure of the Company), an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of


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the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Committee shall make any further adjustment to the maximum number of Shares which may be acquired under the Plan pursuant to the exercise of Options, the maximum number of Shares for which Options may be granted to any one employee and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Committee as to these matters shall be conclusive and binding on the optionee; provided, however, that (a) each such adjustment with respect to an Incentive Option shall comply with the rules of
Section 424(a) of the Code (or any successor provision) and (b) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an "incentive stock option" as defined in Section 422 of the Code.

                     In the event of a "change in control" of the Company, all then outstanding Options shall immediately become exercisable. For purposes of the Plan, a "change in control" of the Company shall occur if (a) any person or other entity (other than any of the Company's subsidiaries, Bay Harbour Management L.C. and Whippoorwill Associates, Inc. and their affiliates), including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of more than fifty percent (50%) of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the "Voting Stock"), (b) the Board of Directors approves the sale of all or substantially all of the property or assets of the Company, (c) the Board of Directors approves a consolidation or merger of the Company with another corporation (other than with any of the Company's subsidiaries), the consummation of which would result in the stockholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 50% of the Voting Stock of the surviving entity, or (d) a change in the Board of Directors occurs with the result that the members of the Board of Directors on the date hereof (the "Incumbent Directors") no longer constitute a majority of such Board of Directors, provided that any person becoming a director whose election or nomination for election was supported by a majority of the Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

                     The Committee, in its sole discretion, may determine that, upon the occurrence of a transaction described in the preceding paragraph, each Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each Share subject to such Option, an amount equal to the excess of the fair market value of such Shares immediately prior to the occurrence of such transaction over the exercise price per Share of such Option; such amount shall be payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Committee in its discretion shall determine.


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The provisions contained in the preceding sentence shall be inapplicable to an
Option granted within six (6) months before the occurrence of a change in control if the holder of such Option is subject to the reporting requirements of
Section 16(a) of the Exchange Act and no exemption from liability under Section 16(b) is otherwise available to such holder.

12.        Right to Terminate Employment

                     The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the employment of any holder of an Option and it shall not impose any obligation on the part of any holder of an Option to remain in the employ of the Company or of any subsidiary corporation or parent corporation thereof.

13.        Purchase for Investment

                     Except as hereinafter provided, the Committee may require the holder of an Option granted hereunder, as a condition of exercise of such Option in the event the Shares subject to such Option are not registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, to execute and deliver to the Company a written statement, in form satisfactory to the Committee, in which such holder (1) represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof in violation of any federal or state securities laws, and
(2) agrees that any subsequent resale or distribution of any of such Shares shall be made only pursuant to either (i) an effective registration statement under the Securities Act covering such Shares and under applicable state securities laws or (ii) specific exemptions from the registration requirements of the Securities Act and any applicable state securities laws, based on a written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application thereto of any such exemptions.

                     Nothing herein shall be construed as requiring the Company to register Shares subject to any Option under the Securities Act or any state securities law and, to the extent deemed necessary by the Company, Shares issued upon exercise of an Option may contain a legend to the effect that registration rights had not been granted with respect to such Shares.

14.        Issuance of Stock Certificates; Legends; Payment of Expenses

                     Upon any exercise of an Option granted hereunder and payment of the purchase price therefor, a certificate or certificates representing the Shares shall be issued by the Company in the name of the person exercising the Option and shall be delivered to or upon the order of such person.


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                     The Company may endorse such legend or legends upon the
certificates for Shares issued pursuant to the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as the Committee, in its sole discretion, determines to be necessary or appropriate to
(a) prevent a violation of, or to comply with the procedures for an exemption from, the registration requirements of the Securities Act, (b) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares or (c) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

                     The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, and fees and expenses which may be necessitated by the filing or amending of a registration statement under the Securities Act with respect to such Shares.

                     All Shares issued as provided herein shall be fully paid and nonassessable to the extent permitted by law.

15.        Withholding Taxes

                     The Company may require an employee exercising a Non-Qualified Option or disposing of Shares acquired under an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code), to reimburse the corporation which employs such employee for any taxes required by any governmental authority to be withheld and paid by such corporation in connection therewith, and such corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to such employee upon such terms and conditions as the Committee shall prescribe. Such corporation may also, in its discretion, hold the stock certificate to which such employee is entitled upon the exercise of an Option as security for the payment of such withholding tax liability or retain Shares issuable upon such exercise having a fair market value at the date of exercise (as determined under Section 5) equal to the amount to be withheld; provided, however, that the Company shall not be authorized to retain Shares without the prior written consent of such employee if such retention would subject such employee to liability under Section 16(b) of the Exchange Act..

                     A holder of a Non-Qualified Option may elect to satisfy all or part of the holder's related personal tax liabilities (an "Election") by (a) directing the Company to withhold from Shares issuable in the related exercise either a specified number of Shares or Shares having a specified value (in each case not in excess of the related personal tax liabilities), (b) tendering other shares of the Company's Common Stock owned by the holder or (c) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld Shares and other shares of Common Stock tendered in payment shall


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be valued at their fair market value (as determined under Section 5). The
Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular Shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate.

                     The Committee may prescribe such rules as it determines with respect to employees subject to the reporting requirements of Section 16(a) of the Exchange Act to effect such tax withholding.

16.        Listing of Shares and Related Matters

                     If at any time the Committee shall determine that the listing, registration or qualification of the Shares subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Option, or the issuance of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

17.        Amendment of the Plan

                     The Board of Directors may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (a) increase the total number of Shares reserved for Options under the Plan (other than an increase resulting from an adjustment provided for in Section 11 hereof), (b) reduce the exercise price of any Incentive Option granted hereunder, (c) modify the provisions of the Plan relating to eligibility, or (d) materially increase the benefits accruing to participants under the Plan. The Committee shall be authorized to amend the Plan and the Options granted thereunder to permit the Incentive Options granted thereunder to qualify as "incentive stock options" within the meaning of Section 422 of the Code and the Treasury Regulations promulgated thereunder. The rights and obligations under any Option granted before amendment of the Plan or any unexercised portion of such Option shall not be adversely affected by amendment of the Plan or the Option without the consent of the holder of such Option.

18.        Termination or Suspension of the Plan

                     The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated under Section 22 or by action of the Board of Directors, shall terminate at the close of business on the Termination Date. Options may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The power of the Committee to construe and administer any


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Options under Section 3 that are granted prior to the termination or suspension of the Plan shall continue after such termination or during such suspension.

19.        Savings Provision

                     With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 (or any successor provision) under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

20.        Governing Law

                     The Plan, the Options granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of New York from time to time obtaining.

21.        Partial Invalidity

                     The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

22.        Effective Date

                     The Plan shall become effective at 5:00 P.M., New York City time, on the Effective Date; provided, however, that if the Plan is not approved by a vote of the stockholders of the Company at an annual meeting or any special meeting within twelve (12) months after the Effective Date, the Plan and any Options granted thereunder shall be null and void.





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